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                                                                                                 Exhibit 11

                                         CERNER CORPORATION AND SUBSIDIARIES
                                      COMPUTATION OF EARNINGS PER COMMON SHARE


                                                         Three Months Ended               Six Months Ended
                                                      July 1,           July 3,         July 1,         July 3,
                                                       2000              1999            2000            1999
                                                   ----------------------------     ----------------------------
Net Earnings (Loss) before Extraordinary Item:    $ (2,613,000)    $    260,000    $   (221,000)    $  3,077,000
                                                   ============     ===========     ============     ===========

Weighted average number of common and
    common stock equivalent shares:

    Basic weighted average number of
     outstanding common shares                      33,830,000       33,615,000      33,804,000       33,587,000
                                                   ------------     -----------     ------------     -----------

Basic earnings (loss) per common shares:          $      (0.08)    $       0.01    $      (0.01)    $       0.09
                                                   ------------     -----------     ------------     -----------

Dilutive effect (excess of number of shares
  Issuable over number of shares
  assumed to be repurchased with the
  proceeds of exercised options based on
  the average market price during the
  period)                                                    -          296,000              -           331,000
                                                   ------------     -----------     -----------      -----------

                                                    33,830,000       33,911,000      33,804,000       33,918,000
                                                   ------------     -----------     -----------      -----------

Diluted earnings (loss)per common and common
stock equivalent shares:                          $      (0.08)    $       0.01    $      (0.01)    $       0.09
                                                   ------------     -----------     ------------     -----------



Net Earnings (Loss) after Extraordinary Item:     $ (2,613,000)    $ (1,135,000)   $   (221,000)    $  1,682,000
                                                   ============     ============    ============     ===========
Weighted average number of common and
    common stock equivalent shares:

  Basic weighted average number of
   Outstanding common shares                        33,830,000      33,615,000       33,804,000       33,587,000
                                                   ------------     -----------     ------------     -----------

Basic earnings (loss) per common shares:          $      (0.08)    $     (0.03)    $      (0.01)    $       0.05
                                                   ------------     -----------     ------------     -----------

Dilutive effect (excess of number of shares
  issuable over number of shares
  assumed to be repurchased with the
  proceeds of exercised options based on
  the average market price during the
  period)                                                    -         296,000               -          331,000
                                                   ------------     -----------     -----------     -----------

                                                    33,830,000      33,911,000      33,804,000       33,918,000
                                                   ------------     -----------    ------------     -----------

Diluted earnings (loss) per common and common
stock equivalent shares:                          $      (0.08)    $     (0.03)   $      (0.01)    $       0.05
                                                   ============     ===========    ============     ===========

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